UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2007

LINCOLN BANCORP
(Exact name of registrant as specified in its charter)

INDIANA	000-25219	35-2055553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Southfield Drive, Plainfield, Indiana		46168-0510
(Address of principal executive offices)		(Zip Code)

(317) 839-6539
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 23, 2007, Lincoln Bancorp (the “Corporation”) issued a press release reporting its results of operations and financial condition for the quarter ended March 31, 2007. The press release also announced a strategic restructuring of a portion of the balance sheet of Lincoln Bank, the Corporation’s wholly owned subsidiary, including the sale of certain securities as well as a portion of Lincoln Bank’s fixed rate mortgage loan portfolio.

A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2007, the Board of Directors of Lincoln Bancorp (the “Corporation”), upon the recommendation of the Corporation’s Compensation Committee, adopted and approved an amendment to the Lincoln Bancorp Incentive Plan (the “Plan”) adopted on April 18, 2006.

The Plan provides for the payment of annual cash incentive bonuses to employees of Lincoln Bank, the Corporation’s wholly owned subsidiary, if minimum threshold requirements for the Bank’s performance for a given year are met. The payment is based on percentages (from 20% to 120%) of annual targets achieved for six different factors. These percentages are multiplied by the weighting factor for each target and the percentage of compensation for an employee based on the employee’s status. If 100% of the targets are achieved, the employee receives the percentage of compensation set for his employee level. The percentage of compensation employee levels range from 5% of annual salary up to 30% of annual salary.

Each factor has a threshold target that, if not reached, results in no bonus being paid. Each target is evaluated individually. As noted above, payments may range from 20% to 120% of the employee’s bonus percentage of compensation set for the employee’s level. If the threshold target is not reached, no bonus will be paid for that factor. The 2007 amendment impacts executive and certain management level employees, and requires minimum performance for each specific factor at the 40% level in order for a factor to count for those employees. In other words, the minimum threshold for a bonus to be paid to an executive or certain management level employees for each factor is the 40% level, and payments may range from 40% to 120% of the employee’s bonus percentage of compensation set for the employee’s level.

The Plan provides that the six factors and the weighting for each factor in calculating the bonus percentage will be as follows:

Factor	Weighting Percentage
Net Income	30%
Deposit Growth	10%
Non-Interest Expense	15%
Non-Interest Income	10%
Net Interest Income	25%
Loan Growth	10%

Each year the Board of Directors determines the percentage of an employee’s base salary that the employee will be eligible to receive as a bonus if the threshold requirements established for that year are met. The percentages established for the 2006 fiscal year and continuing for the 2007 fiscal year are 30% of compensation for the Bank’s executive officers and range from 25% to 5% of compensation for the remaining employees based on the employee’s pay grade.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description

99.1	Press Release dated April 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 23, 2007	LINCOLN BANCORP

	By:	/s/ John M. Baer
John M. Baer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description	Location

99.1	Press Release dated April 23, 2007	Attached

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